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                                                                   Exhibit 10.18

                                    GUARANTY


         This GUARANTY (the "Guaranty"), dated as of December 1, 1999, made by First International Bancorp, Inc., a Delaware corporation, (the "Guarantor"), in favor of Prudential Securities Credit Corporation ("Lender").

         WHEREAS, the Lender and FIB Holdings, Inc. ("Holdings") have entered into a Revolving Commercial Loan Warehouse and Security Agreement, dated as of December 1, 1999 (the "Warehouse Agreement") pursuant to which the Lender intends to lend and Holdings intends to borrow up to a maximum of $75,000,000 to fund the holding of Commercial Loans; and

         WHEREAS, pursuant to the Warehouse Agreement, Holdings has agreed to reimburse and indemnify the Lender as contemplated in Section 12 of the Warehouse Agreement;

         WHEREAS, the execution and delivery of this Guaranty by the Guarantor is a condition to the Loan contemplated by the Warehouse Agreement;

         WHEREAS, the Guarantor will derive substantial benefit from the transactions contemplated by the Warehouse Agreement; and

         WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Warehouse Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby unconditionally agrees as follows:

         SECTION 1. The Guaranty.

         (a) The Guarantor hereby unconditionally and absolutely guarantees the full and timely payment to the applicable party of all obligations and amounts due by Holdings pursuant to Section 12 of the Warehouse Agreement; provided, however, that the Guarantor shall not guarantee (i) the repayment of the Secured Note or any Pledged Commercial Loan or the value or collectibility of any Collateral therefor (or any indemnification obligation in respect thereof), or (ii) any loss or expense incurred by the Lender as a result of any non-payment of the Secured Note or any Pledged Commercial Loan or any action taken to seek to collect the Secured Note or any Pledged Commercial Loan (or any indemnification obligation in respect thereof).

         (b) The obligations of the Guarantor under this Guaranty shall not terminate upon or otherwise be reduced by an Event of Default pursuant to the Warehouse Agreement, by any amendment entered into with or without the written consent of the Guarantor to the
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Warehouse Agreement or by any breach by any party to any such agreements of its obligations thereunder.

         (c) No failure on the part of the Lender to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as waiver thereof, nor will any single or partial exercise or any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other rights or remedy. This Guaranty may not be amended or modified except by written agreement of the Guarantor and the Lender and no consent or waiver hereunder shall be valid unless in writing and signed by the Lender.

         (d) This Guaranty is a continuing guarantee and (i) shall apply to all amounts guaranteed under Section 1(a) above, whenever arising, (ii) shall remain in full force and effect until payment in full or discharge of the amounts due under Sections 12 of the Warehouse Agreement and/or enforcing any rights hereunder, (iii) shall be binding upon the Guarantor and its successors and assigns and (iv) shall inure to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns.

         SECTION 2. Representations and Warranties.

         In making this Guaranty the Guarantor represents and warrants to the Lender that:

         (a) Organization and Good Standing. The Guarantor is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged.

         (b) Authorization; Binding Obligations. The Guarantor has the power and authority to make, execute, deliver and perform this Guaranty and all of the transactions contemplated under this Guaranty, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. When executed and delivered, this Guaranty will constitute the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

         (c) No Consent Required. The Guarantor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Guaranty the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Guarantor.

         (d) No Violations. The execution, delivery and performance of this Guaranty by the Guarantor will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Amended and Restated Bylaws of the


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Guarantor, or constitute a material breach of any mortgage, indenture, contract or other material agreement to which the Guarantor is a party or by which the Guarantor may be bound.

         (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Guarantor threatened, against the Guarantor or any of its properties or with respect to this Guaranty which, if adversely determined, would in the opinion of the Guarantor have a material adverse effect on the transactions contemplated by this Guaranty.

         SECTION 3. Miscellaneous.

         THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.


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         IN WITNESS WHEREOF, First International Bancorp, Inc. has duly executed this Guaranty as of the day and year first written above.


                                             FIRST INTERNATIONAL BANCORP, INC.



                                             By: /s/Leslie Galbraith
                                                --------------------------------
                                             Name:  Leslie Galbraith
                                             Title: Executive Vice President


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